EXHIBIT C


                        POWER OF ATTORNEY


     Andrew P. Skotdal does hereby make, constitute and appoint Craig G. Skotdal his true and lawful attorney-in-fact to execute in his name, place and stead any Schedule 13D concerning the ownership of shares of Cascade Financial Corporation or any related document that is required to be filed with the U.S. Securities and Exchange Commission.


                                    /s/ Andrew P. Skotdal
June 8, 2001                        _________________________________________
                                    Andrew P. Skotdal